For the first full year following its merger of equals, Southern National Bancorp of Virginia, Inc. announces record earnings of $33.7 million for 2018, compared to $2.4 million for 2017

Southern National Bancorp of Virginia, Inc. also announces a $0.01 increase in its dividend and declares a dividend of $0.09 per share, its twenty-ninth consecutive quarterly dividend.

MCLEAN, Va., Jan. 24, 2019 /PRNewswire/ -- Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) ("Southern National" or the "Company"), and its wholly-owned subsidiary Sonabank (the "Bank"), today announced net income of $7.7 million and $33.7 million for the three and twelve months ended December 31, 2018, respectively. That compares to a net loss of ($1.2) million and net income of $2.4 million for the three and twelve months ended December 31, 2017, respectively. Earnings per share for the three and twelve months ended December 31, 2018 was $0.32 basic and diluted, and $1.40 basic and $1.39 diluted, respectively, compared to ($0.05) basic and diluted, and $0.13 basic and diluted per share for the same periods in 2017, respectively. For comparative purposes, the Company's 2017 earnings were impacted by $9.4 million of merger related expenses and a $7.2 million deferred tax asset write-down related to the Tax Cuts and Jobs Act of 2017.

The Board of Directors is pleased to announce and declare a $0.01 increase in the dividend from $0.08 to $0.09 per share payable on February 22, 2019 to shareholders of record on February 11, 2019. The dividend increase is a direct result of our very strong performance and an appropriate return to our shareholders. This is Southern National's twenty-ninth consecutive quarterly dividend.

The Company, just over a year and a half after its 2017 merger-of-equals with Eastern Virginia Bankshares, Inc. ("EVBS"), has completed its integration and assimilation of the two banks into one. Management is now focused on increasing loans and deposits, increasing profitability and increasing franchise value.

Highlights for the three and twelve months ended December 31, 2018 include:

  2018 has been a great year for the Company with record income of $33.7 million, a Return on Average Assets ("ROA") of 1.25%, and a Return on Average Equity ("ROE") of 9.99%;
  Loans outstanding of $2.18 billion at December 31, 2018 are up $116.5 million, or 5.65%, since December 31, 2017.  Loan sales have totaled $11.9 million and loan participations sold are $4.0 million for the twelve months ended December 31, 2018;
  Loan growth was carefully managed to keep pace with volume and cost of deposit funding.
  Asset quality remains high as demonstrated by the 0.28% ratio of nonperforming assets, net of SBA guarantees, to total assets at December 31, 2018;
  Deposit growth continues to be challenging due to a very competitive market.  Total deposits of $2.10 billion at December 31, 2018 have increased $232.4 million since December 31, 2017;
  The Bank is experiencing intense competition for rates on Money Market accounts which may impact net interest margin in the future;
  The Bank's net loan-to-deposit ratio improved to 103.29% down from 110.07% a year ago.
  Tangible book value per share of $9.88 at December 31, 2018 has increased 11.51% since December 31, 2017;
  With a closing stock price of $13.22 on December 31, 2018, the Company's Price to Earning ("P/E") ratio is 9.51.
  Southern National was well capitalized at December 31, 2018 with an estimated tier 1 risk-based capital ratio of 12.06%;
  Net interest income remains strong at $22.8 million and $91.1 million for the quarter and twelve months ended December 31, 2018, respectively;
  Net interest margin for the twelve months ended December 31, 2018 was 3.72% compared to 3.87% for the same period in 2017, which is a reflection of rising costs of funds.
  Provision for loans losses totaled $0.5 million and $4.2 million for the three and twelve months ended December 31, 2018, respectively;
  A loss on our investment in Southern Trust Mortgage, LLC ("STM") increased to ($894) thousand for the twelve months ended December 31, 2018 compared to a loss of ($345) thousand the year before due to rising interest rates and operational changes within STM;
  Full time equivalent ("FTE") staffing has been reduced by 27.5 FTE in 2018, primarily in retail banking and operations; and
  Continued strong operating performance as evidenced by the 53.29% and 54.15% operating efficiency ratio during the fourth quarter and year of 2018, respectively, compared to 52.85% and 54.20% for the same periods in 2017, respectively.

Net Interest Income

Net interest income was $22.8 million for the quarter ended December 31, 2018 compared to $23.0 million for the fourth quarter of 2017, which is a direct result of the rising costs of funds.

Southern National's net interest margin was 3.66% and 3.72% for the three and twelve months ended December 31, 2018, respectively, compared to 3.86% and 3.87% for the three and twelve months ended December 31, 2017. The Company's cost of funds increased 53 basis points to 1.41% since December 31, 2017. The acquired loan discount accretion on loans acquired in the acquisitions of EVBS, Greater Atlantic Bank, HarVest and Prince Georges Federal Savings Bank contributed $1.4 million and $4.5 million to net interest income during the three and twelve months ended December 31, 2018, respectively.

Noninterest Income

During the fourth quarter of 2018, Southern National had noninterest income of $1.9 million compared to $2.3 million during the fourth quarter of 2017. Income from bank-owned life insurance has increased due to death benefit payouts in 2018 as well as the income from the purchase of an additional $12.0 million in bank-owned life insurance during 2018. Loss on our investment in STM increased to ($894) thousand for the twelve months ended December 31, 2018 compared to a loss of ($345) thousand the year before due to rising interest rates and operational changes within STM. For the twelve months ended December 31, 2018, other noninterest income has benefited from $2.5 million of recoveries of legacy investment securities and loans charged off by EVBS before Southern National merged with EVBS during the late second quarter of 2017.

Noninterest income was $10.2 million for the twelve months of 2018, compared to $5.4 million for the twelve months of 2017. Generally, differences for the twelve months end December 31, 2018 and 2017 are not comparable due to the merger of EVBS into Southern National.

Noninterest Expense

Noninterest expense was $13.4 million during the fourth quarter of 2018, respectively, compared to $13.8 million during the same period in 2017. Employee compensation and benefits expense totaled $6.8 million for the fourth quarter of 2018, as compared to $6.5 million for the same period of 2017. Occupancy and equipment expenses remain flat.

The Company recognized a $300 thousand of write-downs on other real estate owned ("OREO") offset by $1 thousand gain on the sale of OREO during the fourth quarter of 2018, bringing write-downs to $650 thousand offset by gain on sale of $290 thousand for a net loss of $360 thousand for the year. No merger expenses were recorded for 2018. Other noninterest expenses have declined due to the consolidation process and overhead control.

Noninterest expense was $53.8 million for the twelve months of 2018. Noninterest expenses post-merger are in-line with Management's pre-merger expectations. Noninterest expense for the twelve months of 2017 were $49.1 million and included $9.4 million of merger expenses and are generally not comparable to 2018 due to the merger of EVBS into Southern National.

Income Tax Expense

Income tax expense for the fourth quarter of 2018 was affected by the reassessment of $5 million net operating loss carryforward related to an EVBS premerger acquisition from 2014. Income tax expense for the fourth quarter of 2017 was affected by a $7.2 million write-down of the Company's deferred tax assets related to the Tax Cuts and Jobs Act of 2017.

Securities Portfolio

Investment securities totaled $235.8 million at December 31, 2018 and represent 8.72% of total assets. Southern National utilizes its securities portfolio to augment income and manage its interest rate risk while serving as a source of liquidity. In 2017, at the time of the merger, the securities portfolio was restructured to meet the future needs of the Company. As a result, no securities have been purchased or sold during 2018.

Loan Portfolio

Loan demand remains elevated in the Company's markets. Loan growth in 2018 was $116.5 million, or 5.65%, bringing loans receivable, net of deferred fees to $2.18 billion at December 31, 2018. Additionally, loan sales have totaled $11.9 million and loan participations sold are $4.0 million for the twelve months ended December 31, 2018.

The composition of our loan portfolio consisted of the following at December 31, 2018 and 2017 (in thousands):

	December 31, 2018	December 31, 2017
Loans secured by real estate:
Commercial real estate - owner occupied	$ 399,993	$ 401,847
Commercial real estate - non-owner occupied	484,306	440,700
Secured by farmland	20,966	23,038
Construction and land loans	210,084	197,972
Residential 1-4 family (1)	565,083	483,006
Multi-family residential	82,516	70,892
Home equity lines of credit (1)	128,225	152,829
Total real estate loans	1,891,173	1,770,284

Commercial loans	255,441	253,258
Consumer loans	32,347	39,374
Gross loans	2,178,961	2,062,916

Less deferred fees on loans	(137)	(588)
Loans receivable, net of deferred fees	$ 2,178,824	$ 2,062,328

(1) Includes covered loans totaling $18.3 million and $23.3 million as of December 31, 2018 and
December 31, 2017, respectively. Covered loans were acquired in the acquistion of Greater Atlantic Bank and are covered under a FDIC loss-share agreement. The agreement expires in December 2019.

Loan Loss Provision/Asset Quality

Asset quality remained high during the twelve months of 2018. For the twelve months ended December 31, 2018, the provision for loan losses was $4.2 million compared to $8.6 million for the same period last year. Net charge offs (recoveries) for the three and twelve months ended December 31, 2018 were ($332) thousand and $1.3 million, respectively, compared to $5.2 million and $6.3 million for the same periods in 2017, respectively. Southern National's allowance for loan losses as a percentage of total non-covered loans at December 31, 2018 was 0.57%, compared to 0.46% at the end of 2017. The allowance for loan losses as a percentage of non-covered non-acquired loans was 0.85% and 0.77% at December 31, 2018 and 2017, respectively.

Non-covered nonaccrual loans were $2.5 million (excluding $3.4 million of loans fully covered by SBA guarantees) at December 31, 2018 compared to $12.3 million (excluding $4.7 million of loans fully covered by SBA guarantees) as of December 31, 2017. During 2018, a $9.9 million loan that had been on nonaccrual status since the third quarter of 2017 was fully paid off, which resulted in $732 thousand of recovered interest being recognized. The ratio of non-covered nonperforming assets (excluding the SBA guaranteed loans) to total assets decreased from 0.77% at the end of 2017 to 0.28% at December 31, 2018.

OREO at December 31, 2018 was $5.1 million compared to $7.6 million at December 31, 2017. The decline has been a result of a combination of OREO sales and write-downs.

Deposits

The competition for deposits in the Company's markets continues to climb, as so do the rates being paid on deposits. Total deposits were $2.10 billion at December 31, 2018 compared to $1.87 billion at December 31, 2017, an increase of $232.4 million, or 12.46%. During the twelve months ended December 31, 2018, demand deposits increased by $0.9 million, or 0.27%, NOW accounts increased by $15.7 million, or 4.77%, while money market accounts increased $0.4 million or 0.11%. Savings accounts decreased to $151.1 million or (6.73%) at December 31, 2018 from a balance of $161.9 million at December 31, 2017, and time deposits increased $226.4 million, or 32.38%, from $699.0 million at December 31, 2017, to $925.4 million at December 31, 2018.

Stockholders' Equity

Total stockholders' equity increased from $322.8 million at December 31, 2017 to $348.3 million at December 31, 2018. Our estimated tier 1 risk-based capital ratios were 12.06% and 13.83% for Southern National and Sonabank, respectively, as of December 31, 2018.

About Southern National Bancorp of Virginia, Inc.

As of December 31, 2018, Southern National had $2.70 billion in total assets, $2.18 billion in total loans and $2.10 billion in total deposits. Sonabank provides a range of financial services to individuals and small and medium sized businesses. At December 31, 2018, Sonabank had forty-five full-service branches. Thirty-eight full-service retail branches are in Virginia, located in the counties of Chesterfield (2), Essex (2), Fairfax (Reston, McLean and Fairfax), Gloucester (2), Hanover (3), King William, Lancaster, Middlesex (3), New Kent, Northumberland (3), Southampton, Surry, Sussex, and in Charlottesville, Clifton Forge, Colonial Heights, Front Royal, Hampton, Haymarket, Leesburg, Middleburg, New Market, Newport News, Richmond, South Riding, Warrenton, and Williamsburg, and seven full-service retail branches in Maryland, in Rockville, Shady Grove, Bethesda, Upper Marlboro, Brandywine, Owings and Huntingtown.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Southern National uses non-GAAP financial measures to analyze its performance.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of Southern National and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Southern National's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Southern National.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Registration Statements on Form S-4) filed by Southern National. You should consider such factors and not place undue reliance on such forward-looking statements. No obligation is undertaken by Southern National to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

Contacts:	Addresses:
Joe A. Shearin, CEO	Southern National Bancorp of Virginia, Inc.
Phone: 804-528-4752	6830 Old Dominion Drive
McLean, VA 22101
Georgia S. Derrico, Executive Chairman
Phone: 202-464-1130 ext. 2405	Sonabank
10900 Nuckols Road, Suite 325
R. Roderick Porter, Executive Vice Chairman	Glen Allen, VA 23060
Phone: 202-464-1130 ext. 2406

Southern National Bancorp of Virginia, Inc., NASDAQ Symbol SONA
Website: www.sonabank.com

Southern National Bancorp of Virginia, Inc.
McLean, Virginia
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)
	December 31,	December 31,
	2018	2017 (1)
Assets
Cash and cash equivalents	$ 28,611	$ 25,463
Investment securities-available for sale	143,377	160,673
Investment securities-held to maturity	92,462	98,912
Stock in Federal Reserve Bank and Federal Home Loan Bank	19,522	26,775
Loans receivable, net of deferred fees	2,178,824	2,062,328
Allowance for loan losses	(12,283)	(9,397)
Net loans	2,166,541	2,052,931
Intangible assets	110,563	110,660
Bank premises and equipment, net	32,352	35,788
Bank-owned life insurance	62,495	50,790
Deferred tax assets, net	14,104	16,903
Other assets	31,267	35,357
Total assets	$ 2,701,294	$ 2,614,252

Liabilities and stockholders' equity
Demand deposits	$ 320,043	$ 319,189
NOW accounts	345,597	329,878
Money market accounts	355,469	355,084
Savings accounts	151,050	161,947
Time deposits	925,441	699,058
Total deposits	2,097,600	1,865,156
Federal Home Loan Bank advances-short term	163,340	335,615
Subordinated notes	56,673	56,662
Other liabilities	35,392	34,047
Total liabilities	2,353,005	2,291,480
Stockholders' equity	348,290	322,772
Total liabilities and stockholders' equity	$ 2,701,294	$ 2,614,252

(1) Derived from audited financial statements.

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest and dividend income	$ 31,150	$ 27,965	$ 118,907	$ 83,570
Interest expense	8,345	4,995	27,840	15,653
Net interest income	22,804	22,970	91,066	67,917
Provision for loan losses	500	1,775	4,200	8,625
Net interest income after provision for loan losses	22,304	21,195	86,866	59,292
Account maintenance and deposit service fees	1,762	1,466	5,960	3,564
Income from bank-owned life insurance	520	298	1,983	929
Equity (loss) from mortgage affiliate	(696)	106	(894)	(345)
Gain on sales of investment securities	-	-	-	255
Other	345	462	3,152	1,026
Noninterest income	1,929	2,332	10,199	5,429
Employee compensation and benefits	6,847	6,535	27,706	20,285
Occupancy and equipment expenses	2,328	2,298	9,424	7,037
Amortization of core deposit intangible	361	362	1,445	845
FDIC assessments	251	411	1,065	802
Amortization of FDIC indemnification asset	237	201	764	741
Net loss on other real estate owned	299	307	360	520
Merger expenses	-	332	-	9,426
Other expenses	3,086	3,390	12,996	9,493
Noninterest expense	13,409	13,836	53,760	49,149
Income before income taxes	10,824	9,691	43,305	15,572
Income tax expense	3,120	10,852	9,614	13,147
Net income (loss)	$ 7,704	$ (1,161)	$ 33,691	$ 2,425

Financial Highlights
(Unaudited)
(Dollars in thousands except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Per Share Data:
Earnings (loss) per share - Basic	$ 0.32	$ (0.05)	$ 1.40	$ 0.13
Earnings (loss) per share - Diluted	$ 0.32	$ (0.05)	$ 1.39	$ 0.13
Book value per share	$ 14.48	$ 13.48	$ 14.48	$ 13.48
Tangible book value per share (1)	$ 9.88	$ 8.86	$ 9.88	$ 8.86
Weighted average shares outstanding - Basic	24,050,541	23,923,410	24,025,155	18,390,810
Weighted average shares outstanding - Diluted	24,265,885	24,228,054	24,272,617	18,685,427
Shares outstanding at end of period	24,052,253	23,936,453	24,052,253	23,936,453

Selected Performance Ratios (2):
Return on average assets	1.12%	-0.18%	1.25%	0.13%
Return on average equity	8.84%	-1.40%	9.99%	1.02%
Return on average tangible equity (3)	13.01%	-1.57%	14.87%	1.39%
Yield on earning assets	5.00%	4.69%	4.86%	4.76%
Cost of funds	1.41%	0.88%	1.19%	0.94%
Net interest margin	3.66%	3.86%	3.72%	3.87%
Net loans to deposits	103.29%	110.07%	103.29%	110.07%
Operating efficiency ratio (4)	53.29%	52.85%	54.15%	54.20%
Net charge-offs (recoveries) to average loans	-0.02%	0.08%	0.06%	0.51%

	As of
	December 31,	December 31,
	2018	2017

Stockholders' equity to total assets	12.89%	12.35%
Tier 1 risk-based capital ratio (estimated for December 31, 2018)	12.06%	10.70%
Intangible assets:
Goodwill	$ 101,954	$ 100,606
Core deposit intangible, net	8,609	10,054
Total	$ 110,563	$ 110,660

Loans and other real estate owned (5):
Nonaccrual loans (6)	$ 5,916	$ 16,963
Loans past due 90 days and accruing interest	-	-
Other real estate owned	5,077	7,577
Total nonperforming assets	$ 10,993	$ 24,540
Allowance for loan losses to total non-covered loans	0.57%	0.46%
Nonperforming assets excluding SBA guaranteed loans to
total assets	0.28%	0.77%

(1) Non-GAAP measure defined as stockholders' equity less goodwill and other intangibles divided by common shares outstanding.
(2) Selected performance ratios are annualized except the operating efficiency ratio and net charge-offs to average loans.
(3) Non-GAAP measure defined as average stockholders' equity less average goodwill and other intangibles.
(4) Non-GAAP measure excludes gains/losses and write-downs on OREO, gains/losses on sale of loans, gains/losses on sale of securities, merger expenses, and recoveries related to acquired charged-off loans and securities that are recognized in other noninterest income.
(5) Applies only to non-covered loans and other real estate owned.
(6) Nonaccrual loans include SBA guaranteed amounts totaling $3.4 million and $4.7 million at December 31, 2018 and
December 31, 2017, respectively.

Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
(Dollars in thousands)	December 31,		December 31,
	2018	2017	2018	2017
Net income excluding merger expenses and
DTA revaluation adjustment (Non-GAAP)
Net (loss) income (GAAP)	$ 7,704	$ (1,161)	$ 33,691	$ 2,425
Merger expenses	-	332	-	9,426
Income tax effect of adjustment for merger expenses	-	(79)	-	(2,680)
Additional estimated income tax expense related to the DTA revaluation	-	7,210	-	7,210
Net income excluding merger expenses and DTA revaluation adjustment (Non-GAAP)	$ 7,704	$ 6,302	$ 33,691	$ 16,381

Return on average assets excluding merger expenses and
DTA revaluation adjustment (Non-GAAP)
Return on average assets	1.12%	-0.18%	1.25%	0.13%
Effect to adjust for merger expenses and additional estimated
income tax expense related to the DTA revaluation	0.00%	1.14%	0.00%	0.72%
Return on average assets excluding merger expenses and
DTA revaluation adjustment (Non-GAAP)	1.12%	0.96%	1.25%	0.85%

Return on average equity excluding merger expenses and
DTA revaluation adjustment (Non-GAAP)
Return on average equity	8.84%	-1.40%	9.99%	1.02%
Effect to adjust for merger expenses and additional estimated
income tax expense related to the DTA revaluation	0.00%	8.97%	0.00%	5.86%
Return on average equity excluding merger expenses and
DTA revaluation adjustment (Non-GAAP)	8.84%	7.57%	9.99%	6.88%